UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio		43219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Agreement.

Purchase Agreement

On October 10, 2018, DSW Inc. (the “Company”) announced the execution of a binding securities purchase agreement, dated as of October 10, 2018 (the “Purchase Agreement”), by and among DSW Shoe Warehouse, Inc., a wholly owned subsidiary of the Company (“DSW HoldCo”), ABG-Camuto, LLC (“ABG-Camuto” and, together with DSW HoldCo, the “Buyers”), Camuto Group LLC and Camuto Consulting, Inc. (together, “Camuto”), the trusts and the estate of the late Vincent Camuto, which together own all of the equity interests in Camuto (collectively, the “Camuto Owners”), Clear Thinking Group LLC, in the person of Stuart H. Kessler, solely in its capacity as representative for the Camuto Owners, and, solely with respect to specified provisions, the Company and Authentic Brands Group LLC (“ABG”). Pursuant to the Purchase Agreement, the Buyers agreed to acquire substantially all of the business of Camuto, other than the operations of Bernard Chaus Inc. (the “Acquisition”). The aggregate purchase price payable pursuant to the Purchase Agreement is approximately $341.3 million, subject to customary adjustments. In the Acquisition, DSW HoldCo will acquire Camuto’s operating business for a purchase price of approximately $198.3 million, subject to customary adjustments, and ABG-Camuto will acquire the intellectual property of the Camuto brands for a purchase price of approximately $143.0 million (40% of which will be funded by the Company, through its investment in ABG-Camuto). The Acquisition values Camuto at $375 million, including the operations of Bernard Chaus Inc.

Completion of the Acquisition remains subject to the satisfaction or waiver of customary closing conditions. The Company has received antitrust clearance in the United States and does not expect that it requires antitrust clearances in other jurisdictions. The Acquisition is expected to close at the beginning of the Company’s fiscal fourth quarter.

The foregoing summary of the Purchase Agreement and the transactions contemplated by the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Acquisition. They are not intended to provide any other factual information about DSW HoldCo, the Company, Camuto or their respective subsidiaries, affiliates, businesses or equityholders. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties and may be subject to limitations agreed upon by the parties, including being qualified by risks between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of DSW HoldCo, the Company, Camuto or any of their respective subsidiaries, affiliates, businesses or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties, schedules and other disclosures made by each contracting party to the other for the purposes of allocating contractual risk in the Purchase Agreement only in the context of the transactions contemplated by the Purchase Agreement that the Company includes in reports, statements and other filings that it makes with the U.S. Securities and Exchange Commission.

The press release announcing the Acquisition is filed as Exhibit 99.1 and incorporated into this item by reference.

Amendment to Credit Agreement

On October 10, 2018, the Company and certain of its subsidiaries entered into a second amendment (the “Amendment”) to the credit agreement, dated as of August 25, 2017 (the “Credit Agreement”), among the Company, certain of the Company’s Canadian subsidiaries that may become borrowers thereunder, the Company’s domestic subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders (the “Agent”).

The Amendment makes certain modifications to the terms of the Credit Agreement, including modifications to the covenants set forth therein to permit the consummation of the transactions contemplated by the Purchase Agreement, including the Acquisition.

The Amendment further provides for the commitments in respect of the unsecured revolving credit facility to be increased by $100 million to a total of $400 million (the “New Commitments”) upon the closing of the Acquisition and the satisfaction of certain other limited conditions.

The New Commitments will have the same terms as the existing commitments under the Credit Agreement (as modified by the Amendment). The Company’s obligations arising under the New Commitments will be guaranteed by the same subsidiaries of the Company that guarantee the Company’s obligations arising under existing commitments under the Credit Agreement. Additionally, certain subsidiaries formed and/or acquired in connection with the Acquisition shall be required to become guarantors under the Credit Agreement within thirty days following the closing of the Acquisition.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Amendment to Credit Agreement” in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

In connection with the Acquisition, the Company and ABG agreed to enter into, immediately following the completion of the Acquisition, a license agreement pursuant to which an affiliate of the Company would acquire the rights to design, manufacture, distribute and sell certain products under certain brands acquired by ABG-Camuto from Camuto in the Acquisition. ABG-Camuto is a newly formed joint venture between an affiliate of the Company and an affiliate of ABG, formed for the purpose of acquiring and managing the intellectual property of the Camuto business. ABG will control and have a 60% interest in ABG-Camuto and the Company will have a 40% interest in ABG-Camuto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Securities Purchase Agreement, dated as of October 10, 2018, by and among DSW Shoe Warehouse, Inc., ABG-Camuto, LLC, Camuto Group LLC, Camuto Consulting, Inc., Camuto Owners (as defined therein), Clear Thinking Group LLC, in the person of Stuart H. Kessler, solely in its capacity as Sellers’ Representative (as defined therein) and Buyer Parents (as defined therein), solely with respect to the Parent Specified Sections.*

10.1	Second Amendment to Credit Agreement, dated as of October 10, 2018, by and among DSW Inc., the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent.

99.1	Press Release dated October 10, 2018.

*

Schedules and exhibits attached to the Securities Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements addressing the Acquisition and the other transactions contemplated in the Purchase Agreement and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the ability to successfully complete the Acquisition on a timely basis; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Acquisition; or the satisfaction of certain conditions to the completion of the Acquisition. This current report on Form 8-K reflects management’s views as of October 10, 2018. Except to the extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

	By:	/s/ Michelle C. Krall
Michelle C. Krall
Vice President, General Counsel and Secretary
Date: October 10, 2018